Exhibit 10.1
Daniel A. Rice                                           U.S. Bank
Vice President
Oregon Corporate Banking
111 S.W. Fifth Avenue, Suite 400
Post Office Box 4412
Portland, OR 97204
503-275-5175

April 18, 1997

Mr. Joseph K. O'Brien
Chief Financial Officer
Phoenix Gold International, Inc.
9300 North Decatur
Portland, OR 97203

Dear Joe:

As we discussed this morning, the Bank has elected to amend certain sections of the February 4, 1997, Loan Agreement between Phoenix Gold International, Inc. and United States Bank of Oregon. The following is a recap of the amended sections:

SECTION 2.3    LIMIT ON ADVANCES

               Effective May 19, 1997 the advance rate to be applied to Eligible Accounts will be reduced from 80 percent to 75 percent.

SECTION 9e     BORROWER'S CERTIFICATES

               Effective April 21, 1997 Borrower's Certificates will be submitted to the Lender on a weekly rather than daily basis. In the event the Borrower should become over-advanced against the limitation on advances, daily Borrower's Certificates will be immediately required.

SECTION 9f     CASH FLOW PROJECTION

               Effective April 28, 1997 cash flow projections for a rolling twelve week period, actual results to projection, and variance analysis will be provided to the Lender on a bi-weekly rather than weekly basis.

Should you have any questions please feel free to call me at 275-5175.

Sincerely,

/s/ Daniel A. Rice
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Daniel A. Rice